SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 9, 2012

  SMSA KERRVILLE ACQUISITION CORP.
 (Exact name of registrant as specified in Charter)

Nevada	000-54275	27-3924073
(State of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)
D2-6F #219 Minquan Road, New Taipei, Dan-Shu District #25159, Taipei, Taiwan.
(Address of Principal Executive Offices)

2591 Dallas Parkway, Suite 102, Frisco, TX 75034
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2012, our Chief Executive Officer, Director and largest shareholder, Kevin B. Halter Jr., sold 8,020,028 shares to Jonathan Chen. Such stock represents 80% control of all shares outstanding, and as a result of the sale the Registrant experienced a change in control. As a result of the change in control transaction, the Company agreed to transfer to Kevin B. Halter, Jr. our former officer and director, its ownership interest in STC Edgar, Inc. The purchase price of the shares was $360,000, paid in cash from the purchaser's existing funds.

Also on August 9, 2012, the board of directors appointed Mr. Jonathan Chen as the Company’s new President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and sole Director to become effective 10 days from the date of the 14-f filling and mailing to shareholders which such date is expected to become effective on or about August 20, 2012.

Jonathan Chen, age 52, is the CEO of Guwenhua Communication Co., since 2012 .

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2012

SMSA KERRVILLE ACQUISITION CORP.

By: /s/Kevin B. Halter, Jr.
President and Principal Executive Officer